Exhibit 4.5.1.1

EXECUTION VERSION

Dated 21 March 2007

AMENDMENT AND RESTATEMENT AGREEMENT

in respect of a

Senior Bridge Facilities Agreement
(in relation to Facilities A1, A2 and C) originally dated 21 December 2005 among

HERTZ INTERNATIONAL, LTD.
as Parent

THE BORROWERS

THE GUARANTORS

HERTZ EUROPE LIMITED
as Coordinator

BNP PARIBAS

and

THE ROYAL BANK OF SCOTLAND PLC
as Mandated Lead Arrangers

CALYON
as Co-Arranger

BNP PARIBAS,
THE ROYAL BANK OF SCOTLAND PLC

and

CALYON
as Joint Bookrunners

BNP PARIBAS
as Facility Agent

BNP PARIBAS
as Security Agent

BNP PARIBAS
as Global Coordinator

THE FINANCIAL INSTITUTIONS
NAMED HEREIN
as Banks

5 Old Broad Street
London EC2N 1DW

i

THIS AGREEMENT is dated      March 2007 and made between:

(1)           HERTZ INTERNATIONAL, LTD., a corporation incorporated under the laws of the State of Delaware, having (as of the date hereof) its registered office at 225 Brae Boulevard, Park Ridge, New Jersey, 07657 (the “Parent”);

(2)           THE COMPANIES listed in Part 2 of Schedule 1 (The Original Parties) as borrowers under the Original Senior Bridge Facilities Agreement (as defined below) (the “Borrowers”);

(3)           THE COMPANIES listed in Part 3 of Schedule 1 (The Original Parties) as guarantors under the Original Senior Bridge Facilities Agreement (as defined below) (the “Guarantors”);

(4)           HERTZ EUROPE LIMITED as Coordinator;

(5)           BNP PARIBAS AND THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers of the Facilities as defined in the Original Senior Bridge Facilities Agreement (each, a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(6)           CALYON as co-arranger (the “Co-Arranger”);

(7)           BNP PARIBAS, THE ROYAL BANK OF SCOTLAND PLC AND CALYON as joint bookrunners for the Facilities as defined in the Original Senior Bridge Facilities Agreement (together, the “Joint Bookrunners”);

(8)           BNP PARIBAS as facility agent for the Banks (the “Facility Agent”);

(9)           BNP PARIBAS as security agent and security trustee on behalf of the Finance Parties (the “Security Agent”);

(10)         BNP PARIBAS as documentation agent and global coordinator for the Banks (the “Global Coordinator”); and

(11)         THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (The Original Parties) as Banks (the “Banks”).

WHEREAS:

(A)          This Agreement is supplemental to a senior bridge facilities agreement dated 21 December 2005 (the “Original Senior Bridge Facilities Agreement”) made between, among others, the Parent, the original borrowers and original guarantors named therein, the mandated lead arrangers named therein, the co-arranger named therein, the joint bookrunners named therein, BNP Paribas as facility agent, security agent, documentation agent and global co-ordinator and the financial institutions named therein as banks.

(B)          On 24 January 2006, Hertz Europe Limited acceded to the Original Senior Bridge Facilities Agreement as an Additional Guarantor pursuant to Clause 39.1 (Request for Additional Guarantor) thereof.

(C)          The parties wish to amend the Original Senior Bridge Facilities Agreement on the terms and subject to the conditions set out in this Agreement.

(D)          In accordance with Clause 44 (Amendments) of the Original Senior Bridge Facilities Agreement, the parties to this Agreement have agreed that the Original Senior Bridge Facilities Agreement shall be amended and restated to the extent set out in this Agreement.

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1           Definitions

In this Agreement:

“Additional Company” means each of Car Rental Systems Do Brasil Locação De Veículos Ltda, Hertz New Zealand Limited, The Hertz Corporation, Hertz New Zealand Holdings Limited, Equipole S.A. and Hertz Finance Centre Limited.

“Amended and Restated Intercreditor Deed” means the Intercreditor Deed dated 21 December 2005 between, among others, the Parent, the Borrowers, the Guarantors, certain subsidiaries of the Parent, the Facility Agent and the Security Agent as amended and restated pursuant to the Supplemental Deed.

“Amended and Restated Senior Bridge Facilities Agreement” means the Original Senior Bridge Facilities Agreement as amended and restated in the form set out in Schedule 3 (Amended and Restated Senior Bridge Facilities Agreement).

“Effective Date” shall have the meaning given to in Clause 4 (Effective Date) below.

“Relevant Agreements” means this Agreement, the Amended and Restated Senior Bridge Facilities Agreement, the Supplemental Deed and the Amended and Restated Intercreditor Deed.

“Supplemental Deed” means the supplemental deed to the Intercreditor Deed to be entered into on or about the date of this Agreement between, among others, the Parent, the Borrowers, the Guarantors, certain subsidiaries of the Parent, the Facility Agent and the Security Agent.

1.2           Incorporation of Defined Terms

(a)           Unless a contrary indication appears, a term defined in the Original Senior Bridge Facilities Agreement has the same meaning in this Agreement.

(b)           The principles of interpretation set out in the Original Senior Bridge Facilities Agreement shall have effect as if set out in this Agreement.

1.3           Third Party Rights

A person who is not party to this Agreement, other than the Obligors and the Finance Parties, has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.             AMENDMENT AND RESTATEMENT

With effect from the Effective Date, the Original Senior Bridge Facilities Agreement shall be amended and restated in the form set out in Schedule 3 (Amended and Restated Senior Bridge Facilities Agreement) to this Agreement.

3.             REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to each of the Finance Parties in respect to itself that:

(a)           all acts, conditions and things required to be done, fulfilled and performed (save for any such acts, conditions or things referred to in the qualifications to the legal opinions referred to in Clause 4 (Effective Date) below and subject to applicable bankruptcy or insolvency laws or other similar laws affecting creditors’ rights or remedies generally and general principles of equity) in order (x) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations (taken as a whole) expressed to be assumed by such Obligor in each of the Relevant Agreements, (y) to ensure that the obligations expressed to be assumed by such Obligor in each of the Relevant Agreements (taken as a whole) are legal, valid, binding and enforceable and (z) to make each of the Relevant Agreements admissible in evidence in its jurisdiction of organisation, in each case, have been done, fulfilled and performed, save in each case for any such act, condition or thing which the failure to do, fulfil or perform would not reasonably be expected to have a Material Adverse Effect;

(b)           after giving effect to this Agreement and the Supplemental Deed, no Event of Default has occurred and is continuing (or would occur giving effect to this Agreement as of the Effective Date);

(c)           all necessary consents and approvals to the transactions contemplated by each of the Relevant Agreements have been or, when required, will be obtained and there is no legal requirement of any governmental authority (including any requirement to make any declaration, filing or registration or to obtain any license or order) which is necessary to be met by it in connection with its execution, delivery or performance of each of the Relevant Agreements; and

(d)           after giving effect to this Agreement and the Supplemental Deed, the Repeated Representations (as such term is defined in the Amended and Restated Senior Bridge Facilities Agreement) other than those set out in Clause 19.6 (Financial Statements) of the Amended and Restated Senior Bridge Facilities Agreement are hereby repeated on the Effective Date (as defined below in Clause 4 (Effective Date)) by reference to the facts and circumstances existing on the Effective Date.

4.             EFFECTIVE DATE

The effective date (the “Effective Date”) of this Agreement shall be the date on which the Facility Agent confirms to the Parent and the Banks that it has received the documents and evidence set out in Schedule 2 (Conditions Precedent), in each case in form and substance satisfactory to it (acting reasonably), or, as the case may be, the requirement to provide any of such documents and/or evidence has been waived by the Instructing Group.

5.             CONTINUITY AND FURTHER ASSURANCE

5.1           Designation as a Finance Document

In accordance with the definition of “Finance Documents” set forth in Clause 1.1 (Definitions) of the Original Senior Bridge Facilities Agreement, the Parent and the Facility Agent designate this Agreement and the Amended and Restated Senior Bridge Facilities Agreement as a Finance Document (as such term is defined in the Amended and Restated Senior Bridge Facilities Agreement).

5.2           Continuing Rights and Obligations

The provisions of the Original Senior Bridge Facilities Agreement shall, save as expressly amended by this Agreement, continue in full force.

5.3           Further Assurance

Each Obligor shall, at the reasonable request of the Security Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.             AMENDMENT COSTS AND EXPENSES

In accordance with the provisions of Clause 27.4 (Amendment Costs) of the Original Senior Bridge Facilities Agreement the Parent shall reimburse the Finance Parties for all reasonable out-of-pocket costs and expenses (including reasonable legal fees of a single counsel in each relevant jurisdiction) together with any VAT thereon (subject to Clause 14.7(c) (VAT) of the Amended and Restated Senior Bridge Facilities) directly incurred by such person in connection with this Agreement.

7.             COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             GOVERNING LAW, NOTICES AND JURISDICTION

8.1           This Agreement shall be governed by and construed in accordance with English law.

8.2           The provisions of Clause 42 (Notices) and Clause 47 (Jurisdiction) of the Original Senior Bridge Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

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SCHEDULE 1

THE ORIGINAL PARTIES

Part 1

The Banks

BNP Paribas

BNP Paribas (Canada)

The Royal Bank of Scotland plc

CALYON

Indosuez Finance (UK) Limited

Part 2

The Borrowers

HA Funding Pty Limited (ACN 117 549 498)

Hertz Belgium N.V.

Hertz Canada Limited

Hertz France SAS

Equipole Finance Services SAS

Hertz Equipement France SAS

Hertz Autovermietung GmbH

Hertz Italiana S.p.A.

BNS Automobile Funding B.V.

Hertz AG

Hertz (U.K.) Limited

Part 3

The Guarantors

Hertz International, Ltd.

Hertz Australia Pty. Limited (ABN 31 004 407 087)

Hertz Belgium N.V.

Hertz France SAS

Hertz Equipement France SAS

Equipole Finance Services SAS

Hertz Autovermietung GmbH

Hertz Italiana S.p.A.

BNS Automobile Funding B.V.

Stuurgroep Holland B.V.

Hertz de España S.A.

Hertz Alquiler de Maquinaria S.L.

Hertz AG

Hertz (U.K.) Limited

Hertz Europe Limited

SCHEDULE 2

CONDITIONS PRECEDENT

A.            Agreements

1.             An executed copy of this Agreement.

2.             An executed copy of the Supplemental Deed.

B.            Constitutional Documents

1.             A copy, certified as a true and up to date copy by an Authorised Signatory of each Obligor (other than Hertz Note Issuer Pty Limited and Hertz Investment (Holdings) Pty Limited), of the constitutional documents of such Obligor, provided that to the extent that the constitutional documents of any Original Obligor have not been amended, modified, supplemented and/or replaced since 21 December 2005 or, if later, on the date they were last provided to the Facility Agent, an Authorised Signatory of such Original Obligor shall certify to the Facility Agent that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.             A copy, certified as a true and up to date copy by an Authorised Signatory of each Additional Company, of the constitutional documents of such Additional Company, provided that to the extent that the constitutional documents of any Additional Company have not been amended, modified, supplemented and/or replaced since 21 December 2005 or, if later, on the date they were last provided to the Facility Agent, an Authorised Signatory of such Additional Company shall certify to the Facility Agent that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

C.            Authorisations

1.             A copy, certified as a true and up-to-date copy by an Authorised Signatory of each Obligor (other than Hertz Note Issuer Pty Limited and Hertz Investment (Holdings) Pty Limited), of a board resolution (or in the case of Hertz France S.A.S. and Equipole Financial Services S.A.S., a sole shareholder resolution) (and, if required, shareholder resolution) of such Obligor approving (i) the execution, delivery and performance of each of the Relevant Agreements, (ii) the terms and conditions of each Relevant Agreement and (iii) authorising a named person or persons to sign this Agreement, the Supplemental Deed and any documents to be delivered by such Obligor pursuant thereto (in addition to any validly granted power of attorney required to authorize the same), which is in form and substance satisfactory to the Agent (acting reasonably).

2.             A copy, certified as a true and up-to-date copy by an Authorised Signatory of each Additional Company, of a board resolution (and, if required, shareholder resolution) of such Additional Company approving (i) the execution, delivery and performance of the Supplemental Deed and Amended and Restated Intercreditor Deed, (ii) the terms and conditions of the Supplemental Deed and Amended and Restated Intercreditor Deed and (iii) authorising a named person or persons to sign the Supplemental Deed and any documents to be delivered by such Additional Company pursuant thereto (in addition to any validly granted power of attorney required to authorize the same), which is in form and substance satisfactory to the Agent (acting reasonably).

3.             A certificate of an Authorised Signatory of each Obligor (other than Hertz Note Issuer Pty Limited and Hertz Investment (Holdings) Pty Limited) setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, the Agreement, the Supplemental Deed and any documents to be delivered by such Obligor pursuant thereto.

4.             A certificate of an Authorised Signatory of each Additional Company setting out the names and signatures of the persons authorised to sign, on behalf of such Additional Company, the Supplemental Deed and any documents to be delivered by such Additional Company pursuant thereto.

5.             Where customary, certificates of good standing from the jurisdiction of organisation of each Obligor (other than Hertz Note Issuer Pty Limited and Hertz Investment (Holdings) Pty Limited).

6.             Where customary, certificates of good standing from the jurisdiction of organisation of each Additional Company.

7.             A copy of any other authorisation or other document, opinion or assurance which the Facility Agent (acting reasonably) has notified the Parent is necessary in connection with the entry into and performance of, and the transactions contemplated by each of the Relevant Agreements or the validity and enforceability, respectively, thereof.

D.            Opinions

1.             A capacity opinion of Debevoise & Plimpton LLP, Paris counsel to the Equity Investors  matters of French law in the agreed form.

2              A capacity and enforceability opinion of Torys LLP, Canadian counsel to the Equity Investors, as to matters of Canadian law in the agreed form.

3.             A capacity opinion of Debevoise & Plimpton LLP, Frankfurt counsel to the Equity Investors as to matters of German law, in each case in the agreed form.

4.             A capacity opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Equity Investors, in the agreed form.

5.             A capacity opinion of Minter Ellison counsel to the Equity Investors as to matters of Australian law and in the agreed form.

6.             A capacity opinion of Bonelli Erede Pappalardo, Italian counsel to the Equity Investors as to matters of Italian law and in the agreed form.

7.             A capacity opinion of Loyens, Netherlands counsel to the Equity Investors as to matters of Netherlands law and in the agreed form.

8.             A capacity opinion of Schellenberg Wittmer, Swiss counsel to the Equity Investors and in each case as to matters of Switzerland law and in the agreed form.

9.             A capacity opinion of Cuatrecasas, Spanish counsel to the Equity Investors and enforceability opinion of Uria Menendez, Madrid counsel to the Arrangers, as to matters of Spanish law and in the agreed form.

10.           A capacity opinion of Loyens, Dutch counsel to the Equity Investors as to matters of Belgian law and in the agreed form.

11.           A capacity opinion of Debevoise & Plimpton LLP, London counsel to the Equity Investors and (ii) an enforceability opinion of White & Case, London counsel to the Arrangers, as to matters of English law and in the agreed form.

12.           A capacity opinion of Demarest and Almeida, counsel to the Equity Investors as to matters of Brazilian law, in the agreed form.

13.           A capacity opinion of Bell Gully, counsel to the Equity Investors as to matters of New Zealand law, in the agreed form.

14.           An opinion as to matters of (i) due authorisation, execution and delivery and no conflict of in-house counsel to The Hertz Corporation and (ii) enforceability of Debevoise & Plimpton LLP, New York counsel to The Hertz Corporation in relation to the Supplemental Deed in the agreed form.

15.           A capacity opinion of A&L Goodbody, counsel to the Equity Investors as to matters of Irish law, in the agreed form.

E.             Payments

Evidence that all fees and expenses payable under the Finance Documents or in connection with this Agreement have been paid.

SCHEDULE 3

AMENDED AND RESTATED SENIOR BRIDGE FACILITIES AGREEMENT

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SIGNATURES

THE PARENT

EXECUTED as a Deed by HERTZ INTERNATIONAL, LTD.		)
)

acting by

/s/ Nuns Moodliar

/s/ Jim McGill

)

THE BORROWERS

EXECUTED as a Deed by HA FUNDING PTY LIMITED (ACN 117 549 498))
)
acting by	)
by its attorney/s	)
under power of attorney dated 2 February 2007)

/s/ Nuns Moodliar

THE BORROWERS

EXECUTED as a Deed by HERTZ BELGIUM N.V.		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by HERTZ CANADA LIMITED		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by HERTZ FRANCE SAS		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by EQUIPOLE FINANCE SERVICES SAS		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by HERTZ EQUIPEMENT FRANCE SAS		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by HERTZ AUTOVERMIETUNG GMBH		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by HERTZ ITALIANA S.P.A.		)
)
acting by its Attorney Riccardo Sallustio		)
and	/s/ Riccardo Sallustio	)

In the presence of

/s/ Richard J. Saville

Richard J. Saville

Notary Public London, England

THE BORROWERS

EXECUTED as a Deed by BNS AUTOMOBILE FUNDING B.V.		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by HERTZ AG		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE BORROWERS

EXECUTED as a Deed by HERTZ (U.K.) LIMITED		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ INTERNATIONAL, LTD.		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ AUSTRALIA PTY. LTD	)
(ABN 31 004 407 087))
)
acting by	)
by its attorney/s	)
under power of attorney dated 7 February 2007

/s/ Nuns Moodliar

THE GUARANTORS

EXECUTED as a Deed by HERTZ BELGIUM N.V.		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ FRANCE SAS		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ EQUIPEMENT FRANCE SAS		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by EQUIPOLE FINANCE SERVICES SAS		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ AUTOVERMIETUNG GMBH		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ ITALIANA S.P.A.	)
)
acting by its Attorney Riccardo Sallustio	)
/s/ Riccardo Sallustio	)

In the presence of

/s/ Richard J. Saville

Richard Saville

Notary Public London, England

THE GUARANTORS

EXECUTED as a Deed by BNS AUTOMOBILE FUNDING B.V.		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by STUURGROEP HOLLAND B.V.		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ DE ESPAÑA S.A.		)
)
acting by	/s/ Alfredo Ruiz Plaza	)
and	/s/ Juan Carlos Azcona	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ ALQUILER DE MAQUINARIA S.L.		)
)
acting by	/s/ Alfredo Ruiz Plaza	)
and	/s/ Juan Carlos Azcona	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ AG		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ (U.K.) LIMITED		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE GUARANTORS

EXECUTED as a Deed by HERTZ EUROPE LIMITED		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE COORDINATOR

EXECUTED as a Deed by HERTZ EUROPE LIMITED		)
)
acting by	/s/ Nuns Moodliar	)
and	/s/ Jim McGill	)

THE MANDATED LEAD ARRANGERS

EXECUTED as a Deed by BNP PARIBAS)
)
acting by Iyadh Laalai	)
)

/s/ Iyadh Laalai

Paris, March 21st, 2007

In the presence of Mr. Charles Egly

)

THE MANDATED LEAD ARRANGERS

EXECUTED as a Deed by THE ROYAL BANK OF SCOTLAND PLC	)
)
acting by its Attorney

/s/ Authorized Signatory
Authorized Signatory
Senior Director
London

)
In the presence of

/s/ Shanika Amarasekara

Shanika Amarasekara
13 S. Bishopsgate
London
EC2M 3UR

THE CO-ARRANGER

EXECUTED as a Deed by CALYON	)
)
acting by Nathalie Nosser

/s/ Nathalie Nosser
in Paris in the presence of Richard Sinclair )

THE JOINT BOOKRUNNERS

EXECUTED as a Deed by BNP PARIBAS)
)
acting by Iyadh Laalai	)
)

/s/ Iyadh Laalai

Paris, March 21st, 2007

In the presence of Mr. Charles Egly

THE JOINT BOOKRUNNERS

EXECUTED as a Deed by THE ROYAL BANK OF SCOTLAND PLC	)
)
acting by its Attorney

/s/ Authorized Signatory
Authorized Signatory
Senior Director
London

)
In the presence of

/s/ Shanika Amarasekara

Shanika Amarasekara
13 S. Bishopsgate
London
EC2M 3UR

THE JOINT BOOKRUNNERS

EXECUTED as a Deed by CALYON	)
)
acting by and Nathalie Nosser

/s/ Nathalie Nosser
in Paris in the presence of Richard Sinclair

THE FACILITY AGENT

EXECUTED as a Deed by BNP PARIBAS	)
)
acting by Iyadh Laalai	)
)

/s/ Iyadh Laalai

Paris, March 21st, 2007

In the presence of Mr. Charles Egly

THE SECURITY AGENT

EXECUTED as a Deed by BNP PARIBAS	)
)
acting by Iyadh Laalai	)
)

/s/ Iyadh Laalai

Paris, March 21st, 2007

In the presence of Mr. Charles Egly

THE GLOBAL COORDINATOR

EXECUTED as a Deed by BNP PARIBAS	)
)
acting by Iyadh Laalai	)
)

/s/ Iyadh Laalai

Paris, March 21st, 2007

In the presence of Mr. Charles Egly

THE BANKS

EXECUTED as a Deed by BNP PARIBAS	)
)
acting by Iyadh Laalai	)
)

/s/ Iyadh Laalai

Paris, March 21st, 2007

In the presence of Mr. Charles Egly

THE BANKS

EXECUTED as a Deed by BNP PARIBAS (CANADA))
)
acting by Iyadh Laalai	)
)

/s/ Iyadh Laalai

Paris, March 21st, 2007

In the presence of Mr. Charles Egly

THE BANKS

EXECUTED as a Deed by THE ROYAL BANK OF SCOTLAND PLC	)
)
acting by its Attorney

/s/ Authorized Signatory
Authorized Signatory
Senior Director
London
)
In the presence of

/s/ Shanika Amarasekara

Shanika Amarasekara
13 S. Bishopgate
London
EC2M 3UR

)

THE BANKS

EXECUTED as a Deed by CALYON	)
)
acting by Nathalie Nosser

/s/ Nathalie Nosser
in Paris in the presence of Richard Sinclair	)

THE BANKS

EXECUTED as a Deed by INDOSUEZ FINANCE (UK) LIMITED	)
)
acting by Nathalie Nosser

/s/ Nathalie Nosser
in Paris in the presence of Richard Sinclair	)